SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to §240.14a-12

Crystal Decisions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Crystal Decisions, Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Commission File No.: 000-31859

The following is a series of questions and answers for SAP, which was posted on the internal web site of Crystal Decisions on July 29, 2003, and is being distributed to SAP in connection with the July 18, 2003 announcement of an Agreement and Plan of Merger between Business Objects, S.A. and Crystal Decisions, Inc.

Crystal Decisions FAQ for SAP

Sales Confidentiality.
What is and will be the confidentiality status of the pipeline and sales activities?

Business Objects will have no access to pipeline and sales activities until the acquisition transaction closes and a mutually acceptable co-selling arrangement is established between SAP and Business Objects. Following the completion of the acquisition, which is expected to occur in the fourth quarter of this calendar year, it is anticipated that Business Objects and SAP AG will establish a partnership that will be equally beneficial to the one SAP currently enjoys with Crystal Decisions.

We believe Business Objects has made it clear that it fully supports continuing Crystal’s SAP partnership. As stated by Business Objects CEO Bernard Liautaud at a recent Crystal Decisions company meeting: “...clearly on the combined company side, the desire is to strengthen this[SAP] relationship...so it is our intent to extend this relationship.” As such, we strongly feel SAP can be assured that the dependable and trusted field relationships enjoyed with Crystal Decisions will continue and the joint revenue opportunities for SAP and Business Objects will continue for the long-term.

Product Support.
Will the Crystal / SAP products sold today be supported after the acquisition?

Business Objects has indicated that it intends to support both the product lines of Business Objects and Crystal Decisions. The transaction will not impact the current product roadmaps for Crystal Decisions integrated and resell SAP reporting technologies through 2003. Business Objects has stated, “The investment made by customers is safe.”

We expect an integrated roadmap to be available at the end of the calendar year. Business Objects has also stated that: “The Crystal brand is one of the company’s major strengths, particularly within the IT community. It is our intention to continue to build both the Business Objects and Crystal brands in the future.”

SAP Partnership Future.
How will the relationship evolve after the acquisition?

Business Objects has indicated that it is committed to maintain and extend the SAP partnership to ensure success for SAP, its customers and the new combined company. According to Business Objects CEO Bernard Liautaud, Crystal has “an important relationship with SAP that we have all intent to continue”. Once the transaction is finalized, it is expected that Business Objects and SAP AG will have established a partnership at least equal to the one it currently enjoys with Crystal Decisions.

Additional Information About the Proposed Acquisition and Where to Find It

Business Objects and Crystal Decisions intend to file with the SEC a joint proxy statement/prospectus/information statement and other relevant materials in connection with the proposed acquisition of Crystal Decisions by Business Objects. The joint proxy statement/prospectus/information statement will be mailed to the security holders of Business Objects and Crystal Decisions. Investors and security holders of Business Objects and Crystal Decisions are urged to read the joint proxy statement/prospectus/information statement and the other relevant materials when they become available because they will contain important information about Business Objects, Crystal Decisions and the proposed acquisition. The joint proxy statement/prospectus/information statement and other relevant materials (when they become available), and any other documents filed by Business Objects or Crystal Decisions with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Business Objects by contacting Business Objects Investor Relations, 3030 Orchard Parkway, San Jose, California, 95134, 408-953-6000. Investors and security holders may obtain free copies of the documents filed with the SEC by Crystal Decisions by contacting Crystal Decisions Investor Relations, 895 Emerson Street, Palo Alto, California, 94301, 800-877-2340. Investors and security holders of Business Objects are urged to read the joint proxy statement/prospectus/information statement and the other relevant materials when they become available before making any voting decision with respect to the proposed acquisition.

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties concerning the proposed acquisition of Crystal Decisions by Business Objects and Crystal Decision’s strategic and operational plans. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close, that the closing may be delayed or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the reaction of customers of Crystal Decisions and Business Objects to the transaction; Business Objects’ ability to successfully integrate Crystal Decisions’ operations and employees; Business Objects’ ability to transition Crystal Decisions’ customers; the introduction of new products by competitors or the entry of new competitors into the markets for Crystal Decisions and Business Objects products; and economic and political conditions in the U.S. and abroad. More information about potential factors that could affect Crystal Decisions’ business and financial results is included in Crystal Decisions’ Annual Report on Form 10-K for the fiscal year ended June 28, 2002, Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2003 and Crystal Decisions’ Registration Statement on Form S-1 and all amendments thereto, initially filed by Crystal Decisions on May 23, 2003, including (without limitation) under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov. Crystal Decisions assumes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.